UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported):  July 2, 2008

REEF GLOBAL ENERGY VIII, L.P.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-122935-02	20-3963203
(Commission File Number)	(IRS Employer Identification Number)

1901 N. Central Expressway, Suite 300, Richardson, Texas 75080

(Address of principal executive offices)

(972) 437-6792

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01          Other Events.

New Chief Accounting Officer

On July 2, 2008, Reef Exploration, L.P., an affiliate of Reef Oil & Gas Partners, L.P., our managing general partner, appointed David M. Tierney as Chief Accounting Officer — Public Partnerships.  In his new capacity, Mr. Tierney will serve as the Chief Accounting Officer for Reef Global Energy VIII, L.P.

Mr. Tierney, 56, has been employed by Reef Exploration, L.P. since January 2006 and was previously with its predecessor entity, OREI, Inc., since March 2001.  Mr. Tierney has served as the Controller of the Reef Global Energy Ventures partnerships since 2001and Reef Global Energy Ventures II partnerships since 2005.  Mr. Tierney received a Bachelor’s degree from Davidson College in 1974, a Masters of Business Administration from Tulane University in 1976, and is a Texas Certified Public Accountant.  Mr. Tierney has worked in public accounting, and has worked in the oil and gas industry since 1979. From 1992 through 2000 he served as controller/treasurer of an independent oil and gas exploration company.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 7, 2008.

REEF GLOBAL ENERGY VIII, L.P.

By:	Reef Oil & Gas Partners, L.P.
Managing General Partner

	By:	Reef Oil & Gas Partners, G.P., LLC

	By:	/s/ Michael J. Mauceli
Michael J. Mauceli

Manager (principal executive officer)